UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 30, 2006
THE HOME DEPOT, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8207	95-3261426
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)
2455 Paces Ferry Road, N.W. Atlanta, Georgia 30339

(Address of Principal Executive Offices) (Zip Code)
(770) 433-8211

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) On January 30, 2006, Richard H. Brown, a director of The Home Depot, Inc. (the “Company”), informed the Company that he does not plan to stand for re-election to the Company’s Board of Directors due to the increasing demands of his professional responsibilities. Mr. Brown will serve the remainder of his term as a director until the Company’s 2006 Annual Meeting of Shareholders.
     (d) On January 31, 2006, the Board of Directors of the Company elected Mr. Angelo R. Mozilo as a director of the Company on the recommendation of the Nominating and Corporate Governance Committee. Mr. Mozilo was also appointed to serve as a member of the Board’s Leadership Development and Compensation Committee and IT Advisory Council. The Company’s press release announcing these developments is filed herewith as Exhibit 99.1 and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release of The Home Depot, Inc. dated February 3, 2006.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE HOME DEPOT, INC.

By:	/s/ Frank L. Fernandez

	Name:	Frank L. Fernandez
	Title:	Executive Vice President, Secretary and General Counsel
Date: February 3, 2006

EXHIBIT INDEX

Exhibit	Description
99.1	Press Release of The Home Depot, Inc. dated February 3, 2006.